As filed with the Securities and Exchange Commission on March 27, 2014

Registration No. 333-192902

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Santa Maria Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	1311	46-4213481
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2811 Airpark Drive

Santa Maria, California 93455

(805) 938-3320

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

David Pratt

2811 Airpark Drive

Santa Maria, California 93455

(805) 938-3320

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With copies to:

Michael E. Dillard Keith Benson Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	Laurence S. Levy, Chief Executive Officer Hyde Park Acquisition Corp. II 500 Fifth Avenue 50th floor New York, New York 10110 (212) 644-3450	Todd J. Emmerman Katten Muchin Rosenman LLP 575 Madison Avenue New York, New York 10022-2585 (212) 940-8800

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon consummation of the merger described in the enclosed document.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 4 is being filed for the purpose of filing Exhibit 8.1 and Exhibit 8.2 to the Registration Statement (Commission File No. 333-192902). No changes or additions are being made hereby to the joint proxy statement/prospectus constituting Part I of the Registration Statement (not included herein) or to Items 20 or 22 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Limitation of Liability

Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability:

•	for any breach of the director’s duty of loyalty to the company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

•	for any transaction from which the director derives an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, Article IX of Santa Maria Energy Corporation’s charter that will be in effect as of the consummation of the merger, provides that that no director shall be personally liable to Santa Maria Energy Corporation or any of its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of Santa Maria Energy Corporation’s charter is to eliminate Santa Maria Energy Corporation’s rights and those of its stockholders (through stockholders’ derivative suits on Santa Maria Energy Corporation’s behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate Santa Maria Energy Corporation’s rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with Santa Maria Energy Corporation’s charter, the liability of the Santa Maria Energy Corporation’s directors to the Santa Maria Energy Corporation or its stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of Santa Maria Energy Corporation’s charter limiting or eliminating the liability of directors, whether by Santa Maria Energy Corporation’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only.

Santa Maria Energy Corporation’s charter provides that a director of Santa Maria Energy Corporation shall not be personally liable to Santa Maria Energy Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL as the same exists or hereafter may be amended.

If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the liability of directors, then the liability of a director to Santa Maria Energy Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended.

Any repeal or amendment to Santa Maria Energy Corporation’s charter by the stockholders of Santa Maria Energy Corporation or by changes in law, or the adoption of any other inconsistent provision to Santa Maria Energy Corporation’s charter will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits Santa Maria Energy Corporation to further limit or eliminate the liability of directors) and will not adversely affect any right or protection of a director of Santa Maria Energy Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Indemnification

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of his service as a director, officer, employee or agent of the corporation, or his service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in Section 145(a) or Section 145(b) of the DGCL or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, provided that indemnification provided for by Section 145 of the DGCL or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145 of the DGCL.

Santa Maria Energy Corporation’s charter provides that Santa Maria Energy Corporation will, to the fullest extent authorized or permitted by applicable law, indemnify its current and former directors and officers, as well as those persons who, while directors or officers of Santa Maria Energy Corporation, are or were serving as a director or officer or is or was at any such time serving at the request of Santa Maria Energy Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by Santa Maria Energy Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by Santa Maria Energy Corporation (and any successor of Santa Maria Energy Corporation by merger or otherwise) to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended or modified from time to time against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing, a person eligible for indemnification pursuant to Santa Maria Energy Corporation’s charter will be indemnified by Santa Maria Energy Corporation in connection with a proceeding initiated by such person only if such proceeding was authorized by Santa Maria Energy Corporation’s board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by Santa Maria Energy Corporation’s charter is a contract right that includes the right to be paid by Santa Maria Energy Corporation the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by Santa Maria Energy Corporation’s charter may have or hereafter acquire under law, Santa Maria Energy Corporation’s charter, Santa Maria Energy Corporation’s bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise and cannot be terminated by Santa Maria Energy Corporation, its board of directors or its stockholders with respect to a person’s service prior to the date of such termination.

Any repeal or amendment of provisions of Santa Maria Energy Corporation’s charter affecting indemnification rights, whether by Santa Maria Energy Corporation’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Santa Maria Energy Corporation’s bylaws also permits Santa Maria Energy Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by Santa Maria Energy Corporation’s bylaws.

Santa Maria Energy Corporation’s bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in Santa Maria Energy Corporation’s charter. In addition, Santa Maria Energy Corporation’s bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by Santa Maria Energy Corporation within a specified period of time.

Any repeal or amendment of provisions of Santa Maria Energy Corporation’s bylaws affecting indemnification rights, whether by Santa Maria Energy Corporation’s board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Upon consummation of the merger, Santa Maria Energy Corporation intends to enter into indemnification agreements with each of its directors. These agreements will require Santa Maria Energy Corporation to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to Santa Maria Energy Corporation, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Santa Maria Energy Corporation also intends to enter into indemnification agreements with its future directors.

Under the Merger Agreement, Santa Maria Energy Corporation agreed that the charter and bylaws (or operating agreement or other equivalent governing instruments) of Santa Maria Energy Corporation and each of its subsidiaries shall contain provisions no less favorable with respect to indemnification than are set forth in the charter, bylaws, operating agreement, or equivalent instruments, as applicable, of such entities as of the date of the Merger Agreement. Such indemnification provisions may not be amended, repealed or otherwise modified for a period of six years after the closing date of the merger in any manner that would adversely affect the rights of individuals who at or prior to the closing date of the merger were directors, officers, managers, managing members, agents or employees of Santa Maria Energy or any of Santa Maria Energy’s subsidiaries (except for certain excluded subsidiaries), or who were otherwise entitled to indemnification pursuant to the charter and bylaws (or equivalent governing instruments) of such entities. Santa Maria Energy Corporation also agreed to cause (including by paying premiums on the current insurance policies) to be maintained in effect for six years after the consummation of the merger the current policies of the directors’ and officers’ liability or equivalent insurance maintained by or on behalf of Santa Maria Energy and its subsidiaries (except for certain excluded subsidiaries) with respect to matters occurring prior to the closing of the merger. Notwithstanding the foregoing, Santa Maria Energy Corporation may substitute for such coverage policies of at least the same coverage containing terms and conditions that are not less advantageous than the existing policies (including with respect to the period covered). In addition, Santa Maria Energy Corporation agreed that it will indemnify each individual who served as a director, officer, manager or managing member of Santa Maria Energy and its subsidiaries (except for certain excluded subsidiaries) at any time prior to the consummation of the merger and against all actions, suits, proceedings, hearings, investigations, claims and similar actions, including all court costs and reasonable attorney fees and expenses resulting from or arising out of, or caused by, the Merger Agreement or any of the transactions contemplated by the Merger Agreement.

Santa Maria Energy Corporation also agreed that after the consummation of the merger, Santa Maria Energy Corporation will cause its subsidiaries to provide indemnification to the directors and officers of Hyde Park who serve in such capacity prior to the consummation of the merger to the same extent as provided to such persons as of the date of the merger. Such indemnification provisions may not be amended, repealed or otherwise modified for a period of six years after the consummation of the merger in any manner that would adversely affect the rights thereunder of such persons as of the date of the Merger Agreement.

Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Santa Maria Energy Corporation pursuant to the foregoing provisions, Santa Maria Energy Corporation has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 27, 2013, and amended as of December 16, 2013, by and among Hyde Park Acquisition Corp. II, Santa Maria Energy Corporation, HPAC Merger Sub, Inc., SME Merger Sub, LLC and Santa Maria Energy Holdings, LLC (included as Annex A to the joint proxy statement/prospectus contained in this Registration Statement)

3.1	Form of Amended and Restated Certificate of Incorporation of Santa Maria Energy Corporation (included as Annex B to the joint proxy statement/prospectus contained in this Registration Statement)

3.2	Form of Amended and Restated Bylaws of Santa Maria Energy Corporation (included as Annex C to the joint proxy statement/prospectus contained in this Registration Statement)

4.1**	Form of Registration Rights Agreement (filed with Amendment No. 3 to this Registration Statement on March 12, 2014)

5.1**	Opinion of Latham & Watkins LLP as to the validity of the securities being registered (filed with Amendment No. 3 to this Registration Statement on March 12, 2014)

Exhibit Number	Description

8.1	Opinion of Latham & Watkins LLP regarding certain federal income tax matters

8.2	Opinion of Katten Muchin Rosenman LLP regarding certain federal income tax matters

10.1**	Amended and Restated Credit Agreement, dated as of November 9, 2012, by and among Santa Maria Energy Holdings, LLC, as the Borrower, Mutual of Omaha Bank, as Administrative Agent, and the lenders party thereto (filed with Amendment No. 1 to this Registration Statement on January 27, 2014)

10.2**	First Amendment to the Amended and Restated Credit Agreement, dated as of June 25, 2013, by and among Santa Maria Energy Holdings, LLC, as the Borrower, Mutual of Omaha Bank, as Administrative Agent, and the lenders party thereto (filed with this Registration Statement on December 17, 2013)

10.3**	Second Amendment to the Amended and Restated Credit Agreement, dated as of December 11, 2013, by and among Santa Maria Energy Holdings, LLC, as the Borrower, Mutual of Omaha Bank, as Administrative Agent, and the lenders party thereto (filed with this Registration Statement on December 17, 2013)

10.4+**	Form of Santa Maria Energy Corporation 2014 Equity Incentive Award Plan (filed with Amendment No. 3 to this Registration Statement on March 12, 2014)

10.5**	Form of Indemnification Agreement (filed with Amendment No. 2 to this Registration Statement on February 25, 2014)

10.6‡**	Crude Oil Outright Purchase Agreement, dated December 21, 2009, as amended March 1, 2013, between Santa Maria Energy, LLC and Phillips 66 Company (filed with Amendment No. 1 to this Registration Statement on January 27, 2014)

10.7‡**	Crude Oil Outright Purchase Agreement, dated September 30, 2011, as amended May 5, 2013, between Santa Maria Energy, LLC and Phillips 66 Company (filed with Amendment No. 1 to this Registration Statement on January 27, 2014)

10.8**	Agreement to Use Recycled Water, dated August 22, 2005, between Laguna County Sanitation District and Santa Maria Pacific LLC (filed with Amendment No. 1 to this Registration Statement on January 27, 2014)

10.9**	First Amendment to Agreement to Use Recycled Water, dated September 13, 2005, between Laguna County Sanitation District and Santa Maria Pacific LLC (filed with Amendment No. 1 to this Registration Statement on January 27, 2014)

10.10**	Second Amendment to Agreement to Use Recycled Water, dated March 3, 2009, between Laguna County Sanitation District and Santa Maria Pacific LLC (filed with Amendment No. 1 to this Registration Statement on January 27, 2014)

10.11+**	Bonus Letter Agreement, dated November 27, 2013, between Santa Maria Energy Holdings, LLC and Kevin McMillan (filed with Amendment No. 2 to this Registration Statement on February 25, 2014)

21.1**	List of Subsidiaries (filed with this Registration Statement on December 17, 2013)

23.1**	Consent of Hein & Associates LLP (filed with Amendment No. 3 to this Registration Statement on March 12, 2014)

23.2**	Consent of Marcum LLP (filed with Amendment No. 3 to this Registration Statement on March 12, 2014)

23.3	Consent of Latham & Watkins LLP (included in Exhibits 5.1 and 8.1 hereto)

Exhibit Number	Description

23.4	Consent of Katten Muchin Rosenman LLP (included in Exhibit 8.2 hereto)

23.5**	Consent of Netherland, Sewell & Associates, Inc. (filed with Amendment No. 3 to this Registration Statement on March 12, 2014)

23.6**	Consent of Gaffney, Cline & Associates (filed with Amendment No. 3 to this Registration Statement on March 12, 2014)

23.7**	Consent of Edward Levy (filed with this Registration Statement on December 17, 2013)

23.8**	Consent of David Iverson (filed with this Registration Statement on December 17, 2013)

23.9**	Consent of Richard R. Powell Jr. (filed with this Registration Statement on December 17, 2013)

23.10**	Consent of Charles Yates III (filed with this Registration Statement on December 17, 2013)

23.11**	Consent of Jason Grant (filed with Amendment No. 3 to this Registration Statement on March 12, 2014)

24.1**	Powers of Attorney (included on signature page) (filed with this Registration Statement on December 17, 2013)

99.1**	Form of Proxy Card to be used by Hyde Park Acquisition Corp. II (filed with Amendment No. 1 to this Registration Statement on January 27, 2014)

99.2**	Form of Proxy Card to be used by Santa Maria Energy Holdings, LLC (filed with Amendment No. 1 to this Registration Statement on January 27, 2014)

99.3**	Report of Netherland, Sewell & Associates, Inc. for reserves at December 31, 2013—Orcutt Field, Santa Barbara County, California (filed with Amendment No. 2 to this Registration Statement on February 25, 2014)

99.4**	Report of Netherland, Sewell & Associates, Inc. for reserves at December 31, 2012—Orcutt Field, Santa Barbara County, California (filed with Amendment No. 2 to this Registration Statement on February 25, 2014)

99.5**	Report of Gaffney, Cline & Associates for reserves at December 31, 2011—Orcutt Field, Careaga Tract, Diatomite, Santa Barbara County, California (filed with Amendment No. 2 to this Registration Statement on February 25, 2014)

99.6**	Report of Gaffney, Cline & Associates for reserves at December 31, 2011—Orcutt Field, Careaga Tract, Monterey Formation, Santa Barbara County, California (filed with Amendment No. 2 to this Registration Statement on February 25, 2014)

+	Management contract or compensatory plan or arrangement required to be filed as an exhibit hereto pursuant to Item 601 of Regulation S-K.
**	Previously filed.
‡	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been separately filed with the Securities and Exchange Commission.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(d) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) That prior to any public reoffering of the securities registered hereunder through use of a prospectus that is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(h) That every prospectus (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(i) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(k) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Maria, State of California, on March 27, 2014.

SANTA MARIA ENERGY CORPORATION

By: *

Name: David Pratt
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2014
David Pratt

*	Director	March 27, 2014
Laurence Levy

/s/ Kevin McMillan	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 27, 2014
Kevin McMillan

*	Kevin McMillan signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on March 27, 2014, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the Form S-4 filed with the Securities and Exchange Commission on December 17, 2013.

By:	/s/ Kevin McMillan	March 27, 2014
Kevin McMillan
Attorney-in-fact

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 27, 2013, and amended as of December 16, 2013, by and among Hyde Park Acquisition Corp. II, Santa Maria Energy Corporation, HPAC Merger Sub, Inc., SME Merger Sub, LLC and Santa Maria Energy Holdings, LLC (included as Annex A to the joint proxy statement/prospectus contained in this Registration Statement)

3.1	Form of Amended and Restated Certificate of Incorporation of Santa Maria Energy Corporation (included as Annex B to the joint proxy statement/prospectus contained in this Registration Statement)

3.2	Form of Amended and Restated Bylaws of Santa Maria Energy Corporation (included as Annex C to the joint proxy statement/prospectus contained in this Registration Statement)

4.1**	Form of Registration Rights Agreement (filed with Amendment No. 3 to this Registration Statement on March 12, 2014)

5.1**	Opinion of Latham & Watkins LLP as to the validity of the securities being registered (filed with Amendment No. 3 to this Registration Statement on March 12, 2014)

8.1	Opinion of Latham & Watkins LLP regarding certain federal income tax matters

8.2	Opinion of Katten Muchin Rosenman LLP regarding certain federal income tax matters

10.1**	Amended and Restated Credit Agreement, dated as of November 9, 2012, by and among Santa Maria Energy Holdings, LLC, as the Borrower, Mutual of Omaha Bank, as Administrative Agent, and the lenders party thereto (filed with Amendment No. 1 to this Registration Statement on January 27, 2014)

10.2**	First Amendment to the Amended and Restated Credit Agreement, dated as of June 25, 2013, by and among Santa Maria Energy Holdings, LLC, as the Borrower, Mutual of Omaha Bank, as Administrative Agent, and the lenders party thereto (filed with this Registration Statement on December 17, 2013)

10.3**	Second Amendment to the Amended and Restated Credit Agreement, dated as of December 11, 2013, by and among Santa Maria Energy Holdings, LLC, as the Borrower, Mutual of Omaha Bank, as Administrative Agent, and the lenders party thereto (filed with this Registration Statement on December 17, 2013)

10.4+**	Form of Santa Maria Energy Corporation 2014 Equity Incentive Award Plan (filed with Amendment No. 3 to this Registration Statement on March 12, 2014)

10.5**	Form of Indemnification Agreement (filed with Amendment No. 2 to this Registration Statement on February 25, 2014)

10.6‡**	Crude Oil Outright Purchase Agreement, dated December 21, 2009, as amended March 1, 2013, between Santa Maria Energy, LLC and Phillips 66 Company (filed with Amendment No. 1 to this Registration Statement on January 27, 2014)

10.7‡**	Crude Oil Outright Purchase Agreement, dated September 30, 2011, as amended May 5, 2013, between Santa Maria Energy, LLC and Phillips 66 Company (filed with Amendment No. 1 to this Registration Statement on January 27, 2014)

10.8**	Agreement to Use Recycled Water, dated August 22, 2005, between Laguna County Sanitation District and Santa Maria Pacific LLC (filed with Amendment No. 1 to this Registration Statement on January 27, 2014)

Exhibit Number	Description

10.9**	First Amendment to Agreement to Use Recycled Water, dated September 13, 2005, between Laguna County Sanitation District and Santa Maria Pacific LLC (filed with Amendment No. 1 to this Registration Statement on January 27, 2014)

10.10**	Second Amendment to Agreement to Use Recycled Water, dated March 3, 2009, between Laguna County Sanitation District and Santa Maria Pacific LLC (filed with Amendment No. 1 to this Registration Statement on January 27, 2014)

10.11+**	Bonus Letter Agreement, dated November 27, 2013, between Santa Maria Energy Holdings, LLC and Kevin McMillan (filed with Amendment No. 2 to this Registration Statement on February 25, 2014)

21.1**	List of Subsidiaries (filed with this Registration Statement on December 17, 2013)

23.1**	Consent of Hein & Associates LLP (filed with Amendment No. 3 to this Registration Statement on March 12, 2014)

23.2**	Consent of Marcum LLP (filed with Amendment No. 3 to this Registration Statement on March 12, 2014)

23.3	Consent of Latham & Watkins LLP (included in Exhibits 5.1 and 8.1 hereto)

23.4	Consent of Katten Muchin Rosenman LLP (included in Exhibit 8.2 hereto)

23.5**	Consent of Netherland, Sewell & Associates, Inc. (filed with Amendment No. 3 to this Registration Statement on March 12, 2014)

23.6**	Consent of Gaffney, Cline & Associates (filed with Amendment No. 3 to this Registration Statement on March 12, 2014)

23.7**	Consent of Edward Levy (filed with this Registration Statement on December 17, 2013)

23.8**	Consent of David Iverson (filed with this Registration Statement on December 17, 2013)

23.9**	Consent of Richard R. Powell Jr. (filed with this Registration Statement on December 17, 2013)

23.10**	Consent of Charles Yates III (filed with this Registration Statement on December 17, 2013)

23.11**	Consent of Jason Grant (filed with Amendment No. 3 to this Registration Statement on March 12, 2014)

24.1**	Powers of Attorney (included on signature page) (filed with this Registration Statement on December 17, 2013)

99.1**	Form of Proxy Card to be used by Hyde Park Acquisition Corp. II (filed with Amendment No. 1 to this Registration Statement on January 27, 2014)

99.2**	Form of Proxy Card to be used by Santa Maria Energy Holdings, LLC (filed with Amendment No. 1 to this Registration Statement on January 27, 2014)

99.3**	Report of Netherland, Sewell & Associates, Inc. for reserves at December 31, 2013—Orcutt Field, Santa Barbara County, California (filed with Amendment No. 2 to this Registration Statement on February 25, 2014)

99.4**	Report of Netherland, Sewell & Associates, Inc. for reserves at December 31, 2012—Orcutt Field, Santa Barbara County, California (filed with Amendment No. 2 to this Registration Statement on February 25, 2014)

99.5**	Report of Gaffney, Cline & Associates for reserves at December 31, 2011—Orcutt Field, Careaga Tract, Diatomite, Santa Barbara County, California (filed with Amendment No. 2 to this Registration Statement on February 25, 2014)

Exhibit Number	Description

99.6**	Report of Gaffney, Cline & Associates for reserves at December 31, 2011—Orcutt Field, Careaga Tract, Monterey Formation, Santa Barbara County, California (filed with Amendment No. 2 to this Registration Statement on February 25, 2014)

+	Management contract or compensatory plan or arrangement required to be filed as an exhibit hereto pursuant to Item 601 of Regulation S-K.
**	Previously filed.
‡	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been separately filed with the Securities and Exchange Commission.